                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                            April 21, 1998 (April 5, 1998)
                   ________________________________________________
                   Date of report (Date of earliest event reported)

                          Travelers Property Casualty Corp.
                ______________________________________________________
                  (Exact Name of Registrant as Specified in Charter)

        Delaware                         1-4328                  06-1445591
     ______________               _____________________      __________________
     (State or other juris-       (Commission File No.)        (IRS Employer
     diction of Incorporation)                               Identification No.)

                                   One Tower Square
                             Hartford, Connecticut 06183
             ____________________________________________________________
                (Address of Principal Executive Offices and Zip Code)

                                    (860) 277-0111
                 ____________________________________________________
                 (Registrant's telephone number, including area code)

Item 5.   Other Events.

          On April 6, 1998, Travelers Group Inc. ("Parent"), the indirect owner of approximately 83% of the outstanding common stock of Travelers Property Casualty Corp. (the "Company"), announced that it had entered into a Merger Agreement with Citicorp, pursuant to which Citicorp will be merged with and into Parent (the "Merger").

          In order to consummate the Merger, Parent will apply to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") to become a bank holding company under the provisions of the Bank Holding
Company Act of 1956 (the "BHCA"). A bank holding company and its affiliates may not engage in activities that are not permissible under the BHCA, including, generally, insurance underwriting. However, under present rules, the Company's existing businesses can be retained and operated by Parent for at least a two-year period after the Merger (the "BHCA Compliance Period"), which may be extended for three additional one-years periods by the Federal Reserve Board if, in its judgment, an extension would not be detrimental to the public interest.

          Upon consummation of the Merger, and as a direct result of Parent becoming a bank holding company, the BHCA will impose certain restrictions on the Company's operations going forward, including the ability to make acquisitions of certain insurance underwriters. It is not expected that such restrictions will impede the Company's existing businesses in any material respect or preclude the Company from expanding its existing insurance underwriting activities (other than by acquisition of certain insurance underwriters). At this time, the Company believes that its compliance with applicable law following the Merger will not have a material adverse effect on the Company's financial condition or results of operations.

          There is pending federal legislation that would, if enacted, amend the BHCA to authorize a bank holding company to own certain insurance underwriters. There is no assurance that such legislation will be enacted. At the expiration of the BHCA Compliance Period, the Company and Parent will evaluate their alternatives in order to comply with whatever laws are then applicable.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 21, 1998


                                   TRAVELERS PROPERTY CASUALTY CORP.



                                   By: /s/ James M. Michener
                                      ---------------------------------
                                        Name:  James M. Michener
                                        Title: Senior Vice President